Exhibit 10.5

                         CAPITAL CONTRIBUTION AGREEMENT

      This Agreement, dated as of November 14, 2005, between SOUTHERN TIER ACQUISITIONS, LLC, a New York limited liability company, having an office at 125 Park Avenue, New York, NY 10017 (the "Southern Tier") and TRACKPOWER, INC., a Wyoming corporation, having an office at 67 Wall Street, New York, NY 10005 ("TrackPower").

                                   WITNESSETH:

      WHEREAS, a limited liability company was formed in accordance with the provisions of the New York Limited Liability Company Law under the name of Tioga Downs Racetrack, LLC (the "Company") pursuant to the Articles of Organization filed on May 26, 2004, with the New York State Department of State. An Operating Agreement of the Company was entered into as of September 1, 2004, by the Company's members, Southern Tier and TrackPower.

      WHEREAS, the parties made certain capital contributions to the Company and the parties wish to equalize their respective capital contributions.

      WHEREAS, the parties wish to enter into a certain contribution agreement (the "Contribution Agreement") among Southern Tier, TrackPower, Nevada Gold New York, Inc., a New York corporation ("Nevada Gold") and American Racing and Entertainment, LLC, a New York limited liability company ("American Racing"), whereby Southern Tier and TrackPower will contribute all of their interests in the Company to American Racing.

      NOW, THEREFORE, the parties hereto hereby agree as follows:

      1. The parties acknowledge that Southern Tier owns fifty percent (50%) of the membership interests of the Company and TrackPower owns fifty percent (50%) of the membership interest of the Company.

      2. As of the date hereof, Southern Tier has made capital contributions to the Company in the amount of $4,337,147.76 and TrackPower has made capital contributions to the Company in the amount of $2,638,466.85, totaling capital contributions of $6,975.614.61.

      3. The parties hereto acknowledge that TrackPower, Southern Tier Acquisition II LLC ("Southern Tier II") and Nevada Gold are about to enter into a certain Operating Agreement of American Racing. Pursuant to the terms of the Operating Agreement of American Racing, TrackPower shall receive credit for capital contributions in the amount of $3,487,807.30 and Southern Tier II shall receive credit for capital contributions in the amount of $3,487,807.30.

      4. TrackPower acknowledges that Southern Tier has heretofore made a capital call in the amount of Eight Hundred Forty Nine Thousand Three Hundred Forty One Dollars ($849,341) pursuant to the terms of the Operating Agreement of the Company. On or before December 31, 2005, time being of the essence, TrackPower shall pay directly to Southern Tier the sum of Eight Hundred Forty Nine Thousand Three Hundred Forty One Dollars ($849,341) by official bank check

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pursuant to the terms of a certain note (the "Note)  attached  hereto as Exhibit
A. Southern Tier shall have the sole right to retain the payment pursuant to the Note for Southern Tier's own account and such payment shall not be contributed to the Company or to American Racing.

      5. A. In the event that TrackPower fails or refuses, for any reason or no reason, to make the payment in accordance with the terms of the Note, then in such event there shall be a dilution of TrackPower with respect to TrackPower's membership interests in American Racing and TrackPower's capital account of American Racing, and such dilution shall be determined as follows:

      TrackPower's percentage of the membership interests of American Racing shall be decreased by an amount which is arrived at by multiplying one hundred fifty percent (150%) times a fraction, the numerator of which is the amount due by TrackPower under the Note (i.e. $849,341) and the denominator of which is the amount of TrackPower's initial capital contribution (i.e. $2,638,466.85). Simultaneously, Southern Tier II's percentage of the membership interests of American Racing shall be increased by the same amount.

      B. Notwithstanding the foregoing, if after such dilution and reduction of TrackPower's percentage of membership interests of American Racing, TrackPower's percentage of membership interests in American Racing falls to or below fifty percent (50%) of TrackPower's initial percentage of membership interests as set forth in Section 3.1 of the Operating Agreement of American Racing, then
Southern Tier II (or its designee) shall have the sole right by notice ("Purchase Notice") to purchase all of TrackPower's membership interests of American Racing, at an amount equal to the remaining capital account of TrackPower after such dilution and reduction of TrackPower's membership interest, as aforesaid, in the event that a determination is made to exercise the right to purchase according to the terms and conditions of the Operating Agreement of American Racing. Any such dilution, as well as the right to purchase as set forth in this Paragraph, shall be acknowledged and agreed to by American Racing and by Nevada Gold by the execution of this Agreement by such parties.

      6. In order to secure the payment of the Note, TrackPower hereby grants to Southern Tier a pledge of all of TrackPower's membership interests in American Racing, on the terms and conditions set forth in the Pledge Agreement attached hereto as Exhibit B. Southern Tier shall have a first and only security interest and pledge of TrackPower's membership interest in American Racing, not subject to any other lien, or to any restrictive agreement or encumbrance. Such pledge shall be acknowledged and agreed to by American Racing and by Nevada Gold. Southern Tier shall have the right to file financing statements and TrackPower shall execute and deliver any financing statements and other documents pursuant to the Uniform Commercial Code, as requested by Southern Tier.

      7. Upon the execution of this Agreement, TrackPower shall deliver to Southern Tier, the following:

      A. The Note.

      B. The Pledge Agreement.

      C. UCC Financing Statements.

      8. The occurrence of one or more the following events shall constitute an event of default under this Agreement:

            A. The nonpayment of any amount when the same shall have become due and payable under the Note.

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            B. Any misrepresentation or default under the Pledge Agreement.

            If there is any event of default hereunder, the Note shall become immediately due and payable and such default shall constitute a default under the Pledge Agreement.

      9. Any notices permitted or required under this Agreement shall be deemed given upon the date of personal delivery or 48 hours after deposit in the United States mail, postage fully prepaid, return receipt requested, addressed to the parties at their respective addresses set forth above, or at any other address as any party may, from time to time, designate by notice given in compliance with this section.

      10. The parties have been represented by separate and independent legal counsel in connection with this Agreement. TrackPower represents that it has been represented by The Towne Law Offices, P.C. Southern Tier represents that it has been represented by Goldberg Weprin & Ustin LLP. Both parties have participated in the drafting of this Agreement and this Agreement shall not be construed against any party due to the fact that this Agreement was drafted by said party.

      11. If any term or provision of this Agreement or the application thereof to any person or circumstance shall to any extent be invalid or unenforceable, the remainder of this Agreement or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby, and each term and provision of this Agreement shall be valid and be permitted by law.

      12. This Agreement shall be governed by and construed in accordance with the laws of the State of New York. IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER ARISING OUT OF OR RELATED TO THIS AGREEMENT, TRACKPOWER HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED IN NEW YORK COUNTY IN THE STATE OF NEW YORK AND AGREES NOT TO RAISE ANY OBJECTION TO SUCH JURISDICTION OR TO THE LAYING OR MAINTAINING OF THE VENUE OF ANY SUCH PROCEEDING IN SUCH COUNTY.

      13. This Agreement may be executed in several counterparts, each of which shall be deemed an original and together constitute one and the same agreement.

      14. No waiver by either party of any failure or refusal to comply by the other with its obligations shall be deemed a waiver of any other or subsequent failure or refusal to so comply.

      15. This Agreement and the various rights and obligations arising hereunder shall inure to the benefit of and be binding upon the parties hereto and the heirs, executors, administrators, successors and permitted assigns of the respective parties.

      16. Each of the parties hereto shall take such further acts and execute such documents as may be reasonably required to carry out the intentions of the parties and facilitate the consummation of this Agreement.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                            TRACKPOWER, INC.

                                            By:
                                               --------------------------
                                               Edward M. Tracy, President

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